SWDocID
     As filed with the Securities and Exchange Commission on October 15, 2002
                            Registration  No. 333-____

             SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        BOSTON COMMUNICATIONS GROUP, INC.
                 (Exact Name of Registrant as Specified in Its Charter)
04-3026859
(I.R.S. Employer Identification No.)

Massachusetts
(State or Other Jurisdiction of Incorporation or Organization)

100 Sylvan Road, Woburn, Massachusetts                                 01801
(Address of Principal Executive Offices)                             (Zip Code)

                        NON-STATUTORY OPTIONS PURSUANT TO
                             2001 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                Edward H. Snowden
                        Boston Communications Group, Inc.
                                 100 Sylvan Road
                           Woburn, Massachusetts 01801
                    (Name and Address of Agent for Service)

                                 (781) 904-5000
              (Telephone Number, Including Area Code, of Agent for Service)



                         CALCULATION OF REGISTRATION FEE

                                               Proposed              Proposed
      Title of                                  Maximum              Maximum
     Securities             Amount             Offering             Aggregate
        to be                to be             Price Per             Offering             Amount of
     Registered           Registered             Share                Price           Registration Fee

---------------------- ------------------ -------------------- --------------------- --------------------
Common Stock,
$0.01 par value per
share                       500,000            $9.795(1)          $4,897,500(1)           $1,444.76

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common
Stock as reported on the Nasdaq National Market on October 14, 2002.

PART I.  INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

Item 1.  Plan Information

         The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.  Registrant Information and Employees Plan Information

         The written statement required by Item 2 is included in documents sent or given to holders of non-statutory options represented by written option agreements, pursuant to Rule 428(b)(1) of the Securities Act.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         Boston Communications Group, Inc. (the "Registrant") is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

         (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

         (c) The description of the securities contained in the Registrant's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable

Item 6.  Indemnification of Directors and Officers

         Article 6 of the Company's Restated Articles of Organization provides that the Company shall indemnify each person who is or was a director, officer, employee or other agent of the Company, and each person who is or was serving at the request of the Company as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against all liabilities, costs and expenses reasonably incurred by any such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding in which they may be involved by reason of being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. The provisions in the Company's articles pertaining to indemnification may not be amended and no provision inconsistent therewith may be adopted without the approval of either the Board of Directors or the holders of at least a majority of the voting power of the Company. Section 67 of Chapter 156B of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation.

         The Company maintains directors' and officers' liability insurance for the benefit of its directors and certain of its officers.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings

1.       Item 512(a) of Regulation S-K.  The Registrant hereby undertakes
---------------------------------------

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the
           Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.       Item 512(h) of the Regulation S-K.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Woburn, Commonwealth of Massachusetts, on this 15th day of October 2002.


                                            BOSTON COMMUNICATIONS GROUP, INC.




                                           By:      /s/ Edward H. Snowden
                                                    Edward H. Snowden
                                                   President and Chief Executive
                                                   Officer




                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Boston Communications Group, Inc., hereby severally constitute Edward H. Snowden, Karen A. Walker, Alan J. Bouffard and Michael D. Bain, and each of them singly, our true and lawful attorneys with full power to the, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Boston Communications Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                              Title                                Date

/s/ Edward H. Snowden                 President, Chief
---------------------
-------------------------------------
Edward H. Snowden                     Executive Officer and               October 15, 2002
                                      Director (Principal
                                      Executive Officer)

/s/ Karen A. Walker                   Vice President - Finance
-------------------------------------
Karen A. Walker                       and Administration                  October 15, 2002
                                      (Principal Financial and
                                      Accounting Officer)

/s/ Frederick E. von Mering           Vice President - Strategic
-------------------------------------
Frederick E. von Mering               Development and                     October 15, 2002
                                      Director

/s/ Paul J. Tobin                     Chairman of the Board               October 15, 2002
-------------------------------------
Paul J. Tobin

/s/ Brian E. Boyle                    Vice Chairman of the
-------------------------------------
Brian E. Boyle                        Board                               October 15, 2002


/s/ Jerrold D. Adams                  Director                            October 15, 2002
-------------------------------------
Jerrold D. Adams

/s/ Paul R. Gudonis                   Director                            October 15, 2002
-------------------------------------
Paul R. Gudonis

/s/ Gerald McGowan                    Director                            October 15, 2002
-------------------------------------
Gerald McGowan

/s/ Gerald Segel                      Director                            October 15, 2002
-------------------------------------
Gerald Segel


                                  Exhibit Index


    Exhibit Number
                                   Description

         5.1            Opinion of Hale and Dorr LLP, counsel to the Registrant

         23.1           Consent of Hale and Dorr LLP (included in Exhibit 5.1)

         23.2           Consent of Ernst & Young LLP

         24.1 Power of Attorney (included on the signature pages of this registration statement)

                                                          EXHIBIT 5.1


                                HALE AND DORR LLP
                                Counselors At Law

                                www.haledorr.com
                  60 State Street, Boston, Massachusetts 02109
                         TEL 617-526-6000 * FAX 617-526-5000

                                                    October 15, 2002


Boston Communications Group, Inc.
100 Sylvan Road
Woburn, Massachusetts 01810

      Re:     Non-Statutory Options Granted Under the 2001 Stock Option Plan

Ladies and Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of 500,000 shares of common stock, $0.01 par value per share (the "Shares"), of Boston Communications Group, Inc., a Massachusetts corporation (the "Company"), issuable pursuant to the Company's 2001 Stock Option Plan.

         We have examined the certificate of incorporation and by-laws of the Company, each as amended and restated to-date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

         We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the written option agreements, to register and qualify the shares for sale under all applicable state securities or "blue sky" laws.

Boston Communications Group, Inc.
October ___, 2002
Page 2
         We express no opinion herein as to the laws of any state or jurisdiction other than the statutory provisions of the Commonwealth of Massachusetts and the federal laws of the United States of America.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and provisions of the written option agreements, the Shares will be validly issued, fully paid and nonassessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in connection with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                                     Very truly yours,

                                                     /s/ Hale and Dorr LLP

                                                     Hale and Dorr LLP

                                EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Boston Communications Group, Inc. pertaining to the Non-Statutory Options Pursuant to 2001 Stock Option Plan of our report dated January 31, 2002 (except for Note 13, as to which the date is March 28, 2002), with respect to the consolidated financial statements and schedule of Boston Communications Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

Boston, Massachusetts
October 11, 2002